
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from American
Premier Underwriters, Inc. 10-K for December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<DEBT-HELD-FOR-SALE>                         1,536,900
<DEBT-CARRYING-VALUE>                          332,800
<DEBT-MARKET-VALUE>                            342,700
<EQUITIES>                                      44,700<F1>
<MORTGAGE>                                           0
<REAL-ESTATE>                                    8,900
<TOTAL-INVEST>                               1,974,600<F2>
<CASH>                                         116,400
<RECOVER-REINSURE>                               6,300
<DEFERRED-ACQUISITION>                          89,600
<TOTAL-ASSETS>                               3,955,200
<POLICY-LOSSES>                              1,194,900
<UNEARNED-PREMIUMS>                            437,000
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                           52,500
<NOTES-PAYABLE>                                329,700
<COMMON>                                        47,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   1,504,900
<TOTAL-LIABILITY-AND-EQUITY>                 3,955,200
<PREMIUMS>                                   1,495,400
<INVESTMENT-INCOME>                            205,400
<INVESTMENT-GAINS>                              23,800
<OTHER-INCOME>                                  10,900<F3>
<BENEFITS>                                   1,198,400
<UNDERWRITING-AMORTIZATION>                          0
<UNDERWRITING-OTHER>                           331,100
<INCOME-PRETAX>                                113,000<F4>
<INCOME-TAX>                                  (45,900)
<INCOME-CONTINUING>                             67,100
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (5,100)
<CHANGES>                                            0
<NET-INCOME>                                    62,000
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>
<RESERVE-OPEN>                               1,131,000
<PROVISION-CURRENT>                          1,247,000
<PROVISION-PRIOR>                             (49,000)
<PAYMENTS-CURRENT>                             662,000
<PAYMENTS-PRIOR>                               480,000
<RESERVE-CLOSE>                              1,195,000<F6>
<CUMULATIVE-DEFICIENCY>                         50,000<F7>

<F1>Includes an investment in investee of $41.0 million.
<F2>Includes loans receivable of $39.8 million and other investments of
    $11.5 million.
<F3>Includes equity in net losses of investee of $2.2 million, losses on sales of subsidiaries of $.3 million and other income of $13.4 million.
<F4>Includes policyholder dividends of ($5.0) million, interest charges on borrowed money of $44.9 million and other operating and general expenses of $53.1 million.
<F5>Not applicable since all common shares are owned by American Financial
    Group, Inc.
<F6>Gross of reinsurance receivable of $59 million.
<F7>Cumulative redundancy in restated reserve at December 31, 1994, as re-estimated at December 31, 1995.

